     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION DECEMBER 30, 1999
                                                       REGISTRATION NO. 333-
                                                                            ----

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------
                          NATIONAL CITY BANCORPORATION
               (Exact name of registrant as specified in charter)

             IOWA                                           6021                                   42-0316731
 (State or other jurisdiction                    (Primary Standard Industrial                   (I.R.S. employer
of incorporation or organization)                  Classification Code Number)                 identification number)

                                651 NICOLLET MALL
                          MINNEAPOLIS, MINNESOTA 55402
                                 (612) 904-8500
   (Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

                                                       COPY TO:
       MR. THOMAS J. FREED                      PHILIP J. TILTON, ESQ.
  NATIONAL CITY BANCORPORATION            MASLON EDELMAN BORMAN & BRAND, LLP
        651 NICOLLET MALL                        3300 NORWEST CENTER
  MINNEAPOLIS, MINNESOTA 55402            MINNEAPOLIS, MINNESOTA 55402-4140
         (612) 904-8500                             (612) 672-8200

Approximate date of the commencement of proposed distribution: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
[X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
  TITLE OF EACH CLASS OF                             PROPOSED MAXIMUM          PROPOSED MAXIMUM          AMOUNT OF
        SECURITIES              AMOUNT TO BE          OFFERING PRICE          AGGREGATE OFFERING       REGISTRATION
     TO BE REGISTERED            REGISTERED            PER SHARE(1)                PRICE(2)                 FEE
-----------------------------------------------------------------------------------------------------------------------
common stock, par value
$1.25 per share                   1,000,000            $ 16.688                  $ 16,688,000             $ 4,406

-----------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee based upon a $16.688 per share average of bid and asked prices of the Registrant's common stock on the Nasdaq Stock Market on December 22, 1999 as provided pursuant to Rule 457.
(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, in addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable as a result of stock splits, stock dividends and antidilution provisions.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================

PROSPECTUS

                          NATIONAL CITY BANCORPORATION

                  DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN
                                  COMMON STOCK
                                (PAR VALUE $1.25)

         The Dividend Reinvestment and Stock Purchase Plan (the "Plan") of National City Bancorporation (the "Company") offers stockholders of the Company an opportunity to automatically reinvest cash dividends on their shares of the Company's common stock, par value $1.25, without payment of any brokerage commission or services charge. Any holder of record of common stock may participate in the Plan.

         Stockholders who participate in the Plan may:

         1) have cash dividends on their shares of common stock automatically reinvested in additional shares of common stock; and

         2) on a discretionary basis, invest in additional shares of the Company's common stock by making supplemental cash payments (minimum of $100 per payment) of up to $5,000 per quarter.

         Stockholders who do not participate in the Plan will receive cash dividends, as declared, in the usual manner.

         This Prospectus relates to 1,000,000 shares of common stock registered for purchase under the Plan. It is suggested that this Prospectus be retained for future reference.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           --------------------------

                The date of this Prospectus is December 30, 1999.

                       WHERE YOU CAN FIND MORE INFORMATION

         Federal securities law requires us to file information with the Securities and Exchange Commission concerning our business and operations. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, Northwest, Room 1024, Washington, D.C. 20549. You can also copy and inspect such reports, proxy statements and other information at the following regional offices of the SEC:

         New York Regional Office           Chicago Regional Office
         Seven World Trade Center           Citicorp Center
         Suite 1300                         500 West Madison Street, Suite 1400
         New York, NY  10048                Chicago, Illinois 60661

Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public on the SEC's web site at http://www.sec.gov. You can also inspect our reports, proxy statements and other information at the offices of The Nasdaq Stock Market.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this Prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934:

         - Amended Annual report on Form 10-K/A for the fiscal year ended December 31, 1998;

         - Quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1999, June 30, 1999 and September 30, 1999;

         -   Current report on Form 8-K dated November 15, 1999; and

         - The description of our common stock contained in our Registration Statement on Form 8-A.

This Prospectus is part of a registration statement we filed with the SEC. You may request a free copy of the registration statement or any of the above filings by writing or calling:

                        National City Bank of Minneapolis
                           Corporate Trust Operations
                                651 Nicollet Mall
                           Minneapolis, MN 55402-1611

         You should rely only on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this Prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the cover page of this Prospectus or any supplement.

                 ---------------------------------------------

         The principal executive office of National City Bancorporation is located at 651 Nicollet Mall, Minneapolis, MN 55402.

                                   THE COMPANY

         National City Bancorporation (the "Company") is a bank holding company headquartered in Minneapolis, Minnesota. We own National City Bank of Minneapolis, which has three offices in metropolitan Minneapolis. We also own Diversified Business Credit, Inc., a commercial finance company.

         National City Bank of Minneapolis offers the usual banking services, including business, consumer, and real estate loans, deposit and cash management services, correspondent banking and safe deposit. The bank also offers trust services, including management of funds for individuals, the administration of estates and trusts, and for corporations, governmental bodies and public authorities, paying agent services, trustee under corporate indenture, pension and profit sharing agreements, and record keeping and reporting for 401(k) savings plans. National City Bank of Minneapolis originates the majority of its business in the Minneapolis/St. Paul area.

         Diversified Business Credit, Inc. specializes in providing working capital loans secured by accounts receivable, inventory and other marketable assets. Loans are made on a demand basis with no fixed repayment schedule. Diversified Business Credit, Inc. funds its loans through the issuance of long-term debt in the form of senior notes and borrowings from National City Bancorporation. Diversified Business Credit, Inc. originates the majority of its loans in Minnesota.

                             DESCRIPTION OF THE PLAN

         The following is a description, in question and answer form, of the provisions of the Plan. A holder of the Company's common stock who does not elect to participate in the Plan will continue to receive cash dividends, as declared, by check.

PURPOSE

1.       What are the purposes of the Plan?

         The Plan provides stockholders of the Company with a simple, convenient and cost-free way to invest cash dividends in additional shares of the Company's common stock and to make optional additional cash purchases of common stock of up to $5,000 per quarter, all without incurring any brokerage fees or service charges, and to take advantage of the custodial and reporting services offered by National City Bank of Minneapolis in its capacity as Plan Administrator.

ADVANTAGES

2.       What are the advantages of the Plan?

         Stockholders who participate in the Plan have cash dividends on shares of the Company's common stock registered in their names automatically reinvested in additional shares of common stock. Dividends are deposited directly with the Plan Administrator, resulting in the prompt reinvestment of such dividends in shares of the Company's common stock. Dividends are fully utilized since fractional shares are credited to participant accounts. As a Plan participant, you may also make supplemental cash payments of up to $5,000 each quarter for the purchase of additional shares. No brokerage fees or commissions will be incurred when shares are purchased under the Plan, and the Company bears all of the Plan's administrative costs. As a Plan participant, you will receive regular quarterly statements which detail stock transactions, simplifying your personal record keeping. Plan shares are generally issued on an uncertificated basis, saving participants from the need to make other safekeeping arrangements. If you withdraw from the Plan, you may reenroll if you are a registered stockholder.

ADMINISTRATION

3.       Who administers the Plan?

         A subsidiary of the Company, National City Bank of Minneapolis, will serve as Plan Administrator. The Plan Administrator keeps records, sends statements of accounts to participants and performs other duties relating to the Plan. The Plan Administrator is the agent for each participant. The Plan Administrator receives dividend payments on behalf of and from participants, invests such amounts in shares of common stock, maintains account records for participants and notifies participants of transactions in, and the status of, their accounts. The Plan Administrator shall have no duties, obligations or liabilities with respect to the Plan except as are set forth in this Prospectus.

         Shares of common stock purchased under the Plan ("Plan shares") will be registered in the name of the Plan Administrator (or its nominee), as agent for each Plan participant, and will be credited to the accounts of the respective participants. The Plan Administrator will receive dividends on all participating shares of common stock, will credit dividends to participants' accounts on the basis of full and fractional shares held in these accounts, and will automatically reinvest such dividends, together with other optional cash payments received, in additional shares of common stock.

         Neither the Company nor the Plan Administrator will be liable for any act done in good faith or for any good-faith omission to act, including, without limitation, for any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of written notice of such death.

PARTICIPATION

4.       Who may participate in the Plan?

         All registered holders of the Company's common stock are eligible to participate in the Plan. If a person is the beneficial owner of shares of common stock which are held for him or her and registered in a name other than his or her own (such as in the name of a broker, bank trustee or nominee), the shares must be transferred to such person's name in order for him or her to be eligible to participate in the Plan. Alternatively, the beneficial owner may instruct the holder of record to participate in the Plan on behalf of the beneficial owner.

5.       How does an eligible stockholder join the Plan?

         A stockholder of record may join the Plan at any time, after being furnished with a copy of this Prospectus, by signing and returning to the Company an Authorization Card. These cards will be furnished at any time upon request made to National City Bank of Minneapolis, Corporate Trust Operations, 651 Nicollet Mall, Minneapolis, MN 55402-1611, by telephoning the Company at
(612) 904-8720 or via e-mail request to NCBstock@nationalcitybank.com.

6.       When may a stockholder join the Plan?

         Stockholders may join the Plan at any time. Dividends invested under the provisions of the Plan will be those whose record dates come after the signed Authorization Card is received by the Company. The record date for payment of dividends is generally the first Thursday of the second month of each calendar quarter. Dividends on common stock are generally paid on the first day of the last month in each calendar quarter (each, an "Investment Date"). A stockholder enrolled in the Plan will continue in the Plan until such stockholder gives notice to the Plan Administrator in writing that such stockholder wishes to withdraw from the Plan, or until such stockholder sells or transfers all of his or her shares of common stock.

STOCKHOLDERS ARE CAUTIONED THAT THE PLAN DOES NOT REPRESENT A CHANGE IN THE COMPANY'S DIVIDEND POLICY OR A GUARANTEE OF FUTURE DIVIDENDS, WHICH WILL CONTINUE TO DEPEND UPON THE COMPANY'S EARNINGS, FINANCIAL CONDITION AND OTHER FACTORS.

7.       What is the purpose of the Authorization Card?

         The Authorization Card directs the Company to pay all cash dividends on shares of common stock registered in your name to the Plan Administrator. The Authorization Card also appoints the Plan Administrator as your agent and directs the Plan Administrator to purchase shares of common stock for your account.

SUPPLEMENTAL CASH PAYMENTS

8.       What is a supplemental cash payment?

         The Plan provides participants with the opportunity to purchase additional shares of common stock by means of supplemental cash payments, in addition to the automatic investment of cash dividends paid regularly by the Company. This supplemental cash payment may not be less than $100 and may not exceed $5,000 in any quarter. Participants have no obligation to make any supplemental cash payment in any other quarter, nor must a participant invest the same amount in each quarter. A Plan participant may make a supplemental cash payment in the first quarter of participation.

9.       When will supplemental cash payments be invested?

         Supplemental cash payments must be received by the Plan Administrator not less than 10 days prior to an Investment Date in order to be invested on that date. As noted above, dividends are generally paid on, and Investment Dates are expected to fall on, the first day of the last month of each calendar quarter. No interest will be paid by the Company on supplemental cash payments. Accordingly, it is recommended that any supplemental cash payment be sent so as to reach the Plan Administrator after the first day of the second month of a particular calendar quarter but not later than the 20th day of the same month (at least 10 days prior to the Investment Date) in order to reduce loss of interest income on the payment to be invested.

10.      How are supplemental cash payments made?

         The initial supplemental cash payment must be accompanied or preceded by a signed Authorization Form supplied by the Plan Administrator, together with a check or money order made payable to National City Bank of Minneapolis. You may submit any future supplemental cash payments by check, electronic transfer or money order and a Authorization Form. At no time will the Plan Administrator accept cash. You are not obligated to make any supplemental cash payments.

11.      Can a supplemental cash payment be refunded?

         Your supplemental cash payment will be refunded if your written request for a refund is received by the Plan Administrator at least five business days prior to the Investment Date.

COSTS

12. Are any fees or expenses incurred by stockholders who participate in the Plan?

         No brokerage commissions or service charges are paid by stockholders who participate in the Plan. All costs of administration of the Plan will be paid by the Company.

PURCHASES

13.      What is the source of common stock purchased under the Plan?

         Plan shares may be purchased directly from the Company, from authorized but unissued shares or, at the discretion of the Company, purchased on the open market from previously issued shares.

14. How many shares of common stock will be purchased for Plan participants?

         The number of shares to be purchased for you in any quarter depends on the amount of your dividend, the amount of your supplemental cash payment, if any, and the then current market price of the Company's common stock. Each participant's account under the Plan will be credited with that number of shares, including fractions, equal to the total amount to be invested, divided by the market price.

15.      What is the price of shares purchased under the Plan?

         The price of shares purchased from the Company by the Plan Administrator will be the average of the high and low sales prices for the Company's common stock as reported by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for each Investment Date (or the next preceding day on which the common stock is traded, if there is no trade reported on the Investment Date). The price of shares purchased on the open market will be the actual cost incurred by the Plan Administrator.

16.      When will purchases of common stock be made under the Plan?

         Cash dividends on common stock owned by Plan participants and supplemental cash payments will be used to purchase shares of common stock under the Plan on the Investment Dates.

DIVIDENDS, STOCK DIVIDENDS AND RIGHTS OFFERINGS

17. Will dividends on fractions of shares be credited to my participant account? What about stock dividends?

         Yes. Dividends on fractions, as well as on whole shares, will be credited to your participant account and will be reinvested in additional shares. Stock dividends will also be credited to your account.

CERTIFICATES

18.      Are certificates issued for the shares purchased for my Plan account?

         Certificates for Plan Shares will not be issued directly to participants, unless specifically requested. Instead, the shares purchased for your Plan account will be held for you by the Plan Administrator on an uncertificated basis and will be shown on your quarterly statement. This system permits the ownership of fractional shares while providing protection against loss, theft or destruction of stock certificates.

         Certificates representing any number of your whole Plan shares, however, will be issued directly to you upon your written request to the Plan Administrator. Such issuance will not terminate your participation in the Plan, and any remaining whole or fractional shares will continue to be credited to your account.

         Shares credited to the account of a participant under the Plan and held by the Plan Administrator may not be pledged as collateral or otherwise transferred. A participant who wishes to pledge or transfer such shares must make a written request to the Plan Administrator that certificates for such shares be issued in the participant's name.

19.      In whose name will whole shares be issued?

         Shares purchased under the Plan and issued directly to participants will be registered in the name of the participant as shown in the Company's stockholder records.

TERMINATION

20.      When may I terminate participation in the Plan?

         You may terminate participation in the Plan at any time.

         To terminate participation in the Plan, you must send a properly completed termination election form (provided to all participants as an attachment to their quarterly statements) to the Plan Administrator. When participation in the Plan is terminated, the Plan Administrator will issue stock certificates to you for the number of whole shares credited to your account under the Plan. A cash payment will be made to you for any fraction of a share remaining in the account, and the account will be closed. If you terminate participation in the Plan, all subsequent dividends will be paid to you by check and will not be reinvested.

         You may rejoin the Plan at any time, but must submit a new Authorization Card.

STATEMENTS

21.      What types of reports will be sent to participants?

         You will receive a Statement of Account each quarter, accounting for all shares of common stock held by or for you in connection with the Plan. It is suggested that this Statement of Account be retained permanently for income tax purposes.

         All stockholders will receive copies of the Company's Quarterly Reports, Annual Report to Stockholders, Notice of Annual Stockholder's Meeting, proxy statement and Proxy.

OTHER INFORMATION

22. What happens if I sell or transfer all of the shares registered in my name?

         If you sell or transfer all of your whole shares of common stock, but fractional shares remain in your account, and you do not notify the Company that you wish to remain in the Plan, then the Plan Administrator will make a cash payment to you for the then current market value of the fractional shares on the date of sale or transfer and terminate your participation in the Plan.

23. How is a stock dividend or stock split declared by the Company treated under the Plan?

         Additional shares issued as a stock dividend or in connection with a stock split will be added to a your participant account.

24.      How will my shares be voted at meetings of stockholders?

         Any shares held in the Plan for you will be voted in exactly the same manner as you direct the shares registered in your own name to be voted. You will receive one proxy card which will indicate the number of whole shares which have been issued and registered in your name, together with the whole and fractional shares held by the Plan Administrator in your Plan account. The voting instructions provided on the proxy card will be used to vote both your registered shares and your Plan shares.

25. What are the federal income tax consequences of participation in the Plan?

         For federal income tax purposes, you will be treated as having received a dividend in an amount equal to the cash dividend reinvested in shares of common stock under the Plan even though that amount is not actually received by you in cash but, instead, is applied to the purchase of shares for your account. The Plan Administrator will furnish each participant with a statement of taxable income on Form 1099 each year. A participant's adjusted basis in shares of common stock acquired on the participant's behalf under the Plan will be equal to the amount required to be treated by the participant as a dividend plus the amount of any supplemental payments.

         Common stock purchased with supplemental cash payments will be treated in the same manner as common stock purchased outside of the Plan. A participant's adjusted basis in such shares will be equal to the price paid by the participant.

         Participants will not realize any taxable income when they receive certificates for whole shares of common stock credited to their account, either upon their request for such certificates or upon withdrawal from or termination of the Plan. Most participants will, however, realize capital gain or loss (short-term or long-term, depending on the holding period) when whole shares of common stock acquired under the Plan are sold or exchanged by participants after withdrawal from or termination of the Plan. Most participants will also realize capital gain or loss when they receive cash payments for fractional shares credited to their accounts upon withdrawal from or termination of the Plan, and such gain or loss will, depending upon the holding period for the fractional shares, be short-term or long-term. The amount of any such capital gain or loss will be the difference between the amount realized by a participant for whole or fractional shares and the adjusted basis of the shares.

THIS TAX INFORMATION IS PROVIDED SOLELY AS A GUIDE TO PARTICIPANTS AND MAY BE SUBJECT TO CHANGE BY FUTURE LEGISLATION OR REGULATION. PARTICIPANTS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE FEDERAL AND STATE INCOME TAX EFFECTS OF PARTICIPATION IN THE PLAN.

26.      Can the Plan be changed or discontinued?

         The Company reserves the right to suspend, modify or terminate the Plan at any time. If any such suspension, modification or termination is made, all Plan participants will receive notice of such action. Any such action will not affect previously executed transactions.

         All correspondence concerning the Plan should be addressed to:

                        National City Bank of Minneapolis
                           Corporate Trust Operations
                                651 Nicollet Mall
                           Minneapolis, MN 55402-1611

                                 INDEMNIFICATION

         The articles of incorporation and bylaws of the Company, among other things and subject to certain conditions, authorizes the Company to indemnify any person against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with action, suits or proceedings to which that person may be party by reason of being or having been a director, officer or employee of the Company, or of any corporation, partnership, joint venture, trust or other enterprise which he or she served in any capacity at the request of the Company.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                 USE OF PROCEEDS

         Proceeds received by the Company from the sale of shares of common stock under the Plan will be used for general corporate purposes.

                                     EXPERTS

         The consolidated balance sheets of National City Bancorporation and subsidiaries as of December 31, 1998 and 1997 (as restated), and the related consolidated statements of income, changes in stockholders' equity, and statements of cash flow for each of the years in the three-year period ended December 31, 1998 (as restated), incorporated by reference into this Registration Statement, have been audited by Ernst & Young LLP, independent public accountants, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                  LEGAL MATTERS

         The validity of the shares of common stock offered hereby will be passed upon for the Company by Maslon Edelman Borman & Brand, LLP.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses, all of which are being paid by the Company, in connection with this offering

             Registration Fee...................................     4,406
             Accounting Fees and Expenses.......................     5,000
             Nasdaq Listing Fee.................................     7,500
             Legal Fees and Expenses............................    10,000
             Miscellaneous......................................     3,094
                                                                   -------
             Total..............................................   $30,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         A corporation may indemnify its officers and directors against expenses (including attorney's fees) and, except for an action by or in the name of the corporation, against judgments, fines and amounts paid in settlement as part of such suit or proceeding. This applies only if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in the best interest of the corporation. In addition, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful.

         In the case of an action by or in the right of the corporation, no indemnification of expenses may be made for any claim as to which the person has been found to be liable to the corporation. Similarly, a corporation may not indemnify a director in connection with any proceeding charging improper personal benefit to the director in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

         Sections 490.852 and 490.856 of the Iowa Business Corporation Act obligate a corporation to indemnify any officer or director of a corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the officer or director was a party because the officer or director is or was an officer or director of the corporation against reasonable expenses incurred by the officer or director in connection with the proceeding, unless the corporation's articles of incorporation provide to the contrary. In addition, Sections 490.851 and 490.854 of the Iowa Business Corporation Act provide that an officer or director of a corporation may obtain court-ordered indemnification under certain circumstances.

         Insofar as indemnification for liabilities arising under the Act is permitted as to directors, officers and controlling persons of the Company, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company in the successful defense of any action, suit or proceeding) is asserted, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy. The Company will be governed by the final adjudication of such issue.

ITEM 16.   EXHIBITS.

  NUMBER   DESCRIPTION
  ------   -----------

    5      Opinion of Maslon Edelman Borman & Brand, LLP
  23(1)    Consent of Ernst & Young, LLP
  23(2)    Consent of Maslon Edelman Borman & Brand, LLP (included in Exhibit 5)
    24     Power of Attorney (included on Page II-3)

----------------

ITEM 17.  UNDERTAKINGS.

  (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Minneapolis, State of Minnesota, on December 30, 1999.

                                       NATIONAL CITY BANCORPORATION
                                       Registrant

                                       By:     /s/ David L. Andreas
                                              ---------------------
                                       Name:  David L. Andreas
                                       Title: Chief Executive Officer
                                              (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David L. Andreas and Thomas J. Freed, each or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 30th day of December, 1999 by the following persons in the capacities indicated:

SIGNATURE                          TITLE
---------                          -----


/s/ David L. Andreas               Chief Executive Officer and Director
--------------------
David L. Andreas


/s/ Thomas J. Freed                Secretary and Chief Financial Officer
-------------------                (Principal Financial and Accounting Officer)
Thomas J. Freed


/s/ David C. Malmberg              Chairman of the Board
---------------------
David C. Malmberg


/s/ Wendell R. Anderson            Director
-----------------------
Wendell R. Anderson

/s/ Terry L. Andreas               Director
--------------------
Terry L. Andreas


                                   Director
--------------------
Michael J. Boris


/s/ Marvin Borman                  Director
-----------------
Marvin Borman


                                   Director
----------------------
Sharon N. Bredeson


/s/ Kenneth H. Dahlberg            Director
-----------------------
Kenneth H. Dahlberg


/s/ John H. Daniels, Jr.           Director
------------------------
John H. Daniels, Jr.


/s/ James B. Goetz, Sr.            Director
-----------------------
James B. Goetz, Sr.


/s/ Esperanza Guerro-Anderson      Director
-----------------------------
Esperanza Guerro-Anderson


/s/ Thomas E. Holloran             Director
----------------------
Thomas E. Holloran


/s/ C. Bernard Jacobs              Director
---------------------
C. Bernard Jacobs


/s/ Walter E. Meadley, Jr.         Director
--------------------------
Walter E. Meadley


/s/ Robert L. Olson                Director
-------------------
Robert L. Olson


/s/ Roger H. Scherer               Director
--------------------
Roger H. Scherer

                                  EXHIBIT INDEX


     EXHIBIT       DESCRIPTION OF DOCUMENT                                                              PAGE NO.
     -------       -----------------------                                                              --------

        5          Opinion of Maslon Edelman  Borman & Brand, LLP.

      23(1)        Consent of Ernst & Young, LLP.

      23(2)        Consent of Maslon Edelman  Borman & Brand, LLP (included in Exhibit 5).

       24          Power of Attorney (included on Page II-3).